Exhibit 99.1

iCAD Announces Fiscal Fourth Quarter and Full-Year 2024 Financial Results

Annual Recurring Revenue of $8.7 million, an increase of 15% year-over-year

Full-Year Operating Cash Flow ($5) million vs. ($12.8) million prior year

Year ending cash balance of $21.7M

NASHUA, N.H. – March 12, 2024 (GLOBE NEWSWIRE) -- a global leader in clinically proven AI-powered solutions that enable medical providers to accurately and reliably detect cancer earlier and improve patient outcomes, today announced results for its fiscal fourth quarter and full year ended December 31, 2023, as compared to the corresponding period of the last fiscal year.

Fourth Quarter 2023 Financial Highlights:

●	Total ARR was $8.7 million, up 15%
●	Total revenues were $4.7 million, up 2%
●	Gross Profit Margin % was 91%, up from 84%
●	GAAP Net Loss was ($0.5) million, improvement from ($2.3) million
●	Operating cash flow was ($1.5) million, improvement from ($3.1) million

Full Year 2023 Financial Highlights:

●	Total revenues were $17.3 million, down 13%
●	Gross Profit Margin % was 85%, flat year-over-year
●	GAAP Net Loss was ($7) million, improvement from ($9.9) million

●	Operating cash flow was ($5) million, improvement from ($12.8) million

“Reflecting on solid Q4 results, iCAD has demonstrated strong execution and progress towards our three-phased transformation plan - realigning our base, strengthening our foundation, and investing in growth initiatives – allowing us to drive towards our patient-centric mission of creating a world where cancer can’t hide,” said Dana Brown, President and CEO, iCAD. In the last five years alone, iCAD estimates reading more than 40 million mammograms worldwide, of which nearly 30% are tomosynthesis.

Three Months Ended December 31, 2023 Financial Results

Total revenue for the fourth quarter of 2023 was $4.7 million, an increase of $0.1 million, or 2%, as compared to the fourth quarter of 2022.

(in 000’s)	Three months ended December 31,
	2023	2022	$ Change	% Change
Product revenue	$2,970	$2,754	$216	7.8%
Service and supplies revenue	1,771	1,881	(110)	-5.8%
Total revenue	$4,741	$4,635	$106	2.3%

Gross Profit: Gross profit for the fourth quarter of 2023 was $4.3 million, or 91% of revenue, as compared to $3.9 million, or 84% of revenue, in the fourth quarter of 2022.

Operating Expenses: Total operating expenses for the fourth quarter of 2023 were $5.0 million, a 22% decrease from $6.5 million in the fourth quarter of 2022.

GAAP Net Loss from continuing operations: Net loss from continuing operations for the fourth quarter of 2023 was ($0.5) million, or ($0.02) per diluted share, as compared to a net loss of ($2.3) million, or ($0.09) per diluted share, for the fourth quarter of 2022.

Non-GAAP Adjusted Net Loss from continuing operations: Non-GAAP Adjusted Net Loss from continuing operations, a non-GAAP financial measure as defined below, for the fourth quarter of 2023 was ($0.5) million, or ($0.02) per diluted share, as compared to a Non-GAAP Adjusted Net Loss of ($2.2) million, or ($0.09) per diluted share, for the fourth quarter of 2022. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Loss results for the three-month periods ended December 31, 2023 and 2022, respectively.

Non-GAAP Adjusted EBITDA: Non-GAAP Adjusted EBITDA, a non-GAAP financial measure as defined below, for the fourth quarter of 2023 was a loss of ($0.4) million compared to a loss of $(2.1) million in the fourth quarter of 2022. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA results for the three-month periods ended December 31, 2023 and 2022, respectively.

Twelve Months Ended December 31, 2023 Financial Results

Total revenue for the twelve months ended December 31, 2023 was $17.3 million, a decrease of $2.5 million, or 13%, as compared to the twelve months ended December 31, 2022.

(in 000’s)	Twelve months ended December 31,
	2023	2022	$ Change	% Change
Product revenue	$9,930	$12,620	$(2,690)	-21.3%
Service and supplies revenue	7,388	7,182	206	2.9%
Total revenue	$17,318	$19,802	$(2,484)	-12.5%

Gross Profit: Gross profit for the twelve months ended December 31, 2023 was $14.8 million, or 85% of revenue, as compared to $16.8 million, or 85% of revenue, for the twelve months ended December 31, 2022.

Operating Expenses: Total operating expenses for the twelve months ended December 31, 2023 were $22.5 million, a 17% decrease from $27.0 million for the twelve months ended December 31, 2022.

GAAP Net Loss from continuing operations: Net loss from continuing operations for the twelve months ended December 31, 2023 was ($7.0) million, or ($0.27) per diluted share, as compared to a net loss of ($9.9) million, or ($0.39) per diluted share, for the twelve months ended December 31, 2022.

Non-GAAP Adjusted Net Loss from continuing operations: Non-GAAP Adjusted Net Loss from continuing operations, a non-GAAP financial measure as defined below, for the twelve months ended December 31, 2023 was ($6.8) million, or ($0.27) per diluted share, as compared to a Non-GAAP Adjusted Net Loss of ($9.8) million, or ($0.39) per diluted share, for the twelve months ended December 31, 2022.  Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Loss results for the twelve-month periods ended December 31, 2023 and 2022, respectively.

Non-GAAP Adjusted EBITDA: Non-GAAP Adjusted EBITDA, a non-GAAP financial measure as defined below, for the first twelve months of 2023 was a loss of ($5.9) million compared to a loss of $(8.1) million in the first twelve months of 2022. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA results for the nine-month periods ended December 31, 2023 and 2022, respectively.

Cash and cash equivalents:  Cash and cash equivalents were $21.7 million as of December 31, 2023. During the year ended December 31, 2023, the Company generated net proceeds of approximately $2.0 million from the issuance of 1,057,814 shares of common stock in at-the-market (ATM) offerings at a weighted average price of $2.18 per share.  In addition, the Xoft sale in October 2023 resulted in net cash proceeds of $4.5 million.  Accordingly, iCAD believes it has sufficient cash resources to fund its planned operations with no need to raise additional funding.

Conference Call

A conference call will be held today, Tuesday, March 12, 2024 at 4:30 PM ET.

●	Toll Free: 888-506-0062
●	International: 973-528-0011
●	Participant Access Code: 402294
●	Webcast: https://www.webcaster4.com/Webcast/Page/2879/49733

Use of Non-GAAP Financial Measures

In its quarterly news releases, conference calls, slide presentations or webcasts, the Company may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measures most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. When analyzing the Company’s operating performance, investors should not consider these non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP. The Company’s quarterly news releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s website at www.icadmed.com.

About iCAD, Inc.

Headquartered in Nashua, NH, iCAD is a global medical technology leader providing innovative cancer detection and therapy solutions. For more information, visit www.icadmed.com.

Forward-Looking Statements

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the expansion of access to the Company’s products, improvement of performance, acceleration of adoption, expected benefits of ProFound AI®, the benefits of the Company’s products, and future prospects for the Company’s technology platforms and products. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited, to the Company’s ability to achieve business and strategic objectives, the willingness of patients to undergo mammography screening in light of risks of potential exposure to Covid-19, whether mammography screening will be treated as an essential procedure, whether ProFound AI will improve reading efficiency, improve specificity and sensitivity, reduce false positives and otherwise prove to be more beneficial for patients and clinicians, the impact of supply and manufacturing constraints or difficulties on our ability to fulfill our orders, uncertainty of future sales levels, to defend itself in litigation matters, protection of patents and other proprietary rights, product market acceptance, possible technological obsolescence of products, increased competition, government regulation, changes in Medicare or other reimbursement policies, risks relating to our existing and future debt obligations, competitive factors, the effects of a decline in the economy or markets served by the Company; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe,” “demonstrate,” “intend,” “expect,” “estimate,” “will,” “continue,” “anticipate,” “likely,” “seek,” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

Media Inquiries:

Jeremy Bennett, Vice President Marketing, iCAD

+1-801-244-0564

jbennett@icadmed.com

Investor Inquiries:

iCAD Investor Relations

ir@icadmed.com

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except for share data)

(Unaudited)

	December 31,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$21,670	$21,313
Trade accounts receivable, net of allowance for credit losses of $277 and $100 as of December 31, 2023 and December 31, 2022, respectively	6,549	5,769
Inventory, net	917	2,054
Prepaid expenses and other current assets	699	1,571
Current assets held for sale	—	7,534
Total current assets	$29,835	$38,241
Property and equipment, net of accumulated depreciation of $1,045 and $850 as of December 31, 2023 and December 31, 2022, respectively	1,823	704
Operating lease assets	461	670
Other assets	692	19
Intangible assets, net of accumulated amortization of $8,488 and $8,372 as of December 31, 2023 and December 31, 2022, respectively	148	264
Goodwill	8,362	8,362
Deferred tax assets	97	116
Noncurrent assets held for sale	—	3,329
Total assets	$41,418	$51,705
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$712	$1,446
Accrued and other expenses	2,448	2,541
Lease payable—current portion	188	217
Deferred revenue—current portion	3,400	3,653
Current liabilities held for sale	—	5,595
Total current liabilities	6,748	13,452
Lease payable, net of current	273	455
Deferred revenue, net of current	974	393
Deferred tax	6	6
Noncurrent liabilities held for sale	—	2,497
Total liabilities	8,001	16,803
Commitments and Contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value: authorized 1,000,000 shares; none issued.	—	—

Common stock, $0.01 par value: authorized 60,000,000 shares; issued 26,540,030 and 25,446,407 as of December 31, 2023 and December 31, 2022, respectively; outstanding 26,354,199 and 25,260,576 as of December 31, 2023 and December 31, 2022, respectively.	265	254
Additional paid-in capital	306,250	302,899
Accumulated deficit	(271,683)	(266,836)
Treasury stock at cost, 185,831 shares as of both December 31, 2023 and December 31, 2022	(1,415)	(1,415)
Total stockholders’ equity	33,417	34,902
Total liabilities and stockholders’ equity	$41,418	$51,705

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except for per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenue:
Products	$2,970	$2,754	$9,930	$12,620
Services	1,771	1,881	7,388	7,182
Total revenue	4,741	4,635	17,318	19,802
Cost of revenue:
Products	287	405	1,387	1,658
Services	109	301	1,060	1,217
Amortization and depreciation	22	27	86	108
Total cost of revenue	418	733	2,533	2,983
Gross profit	4,323	3,902	14,785	16,819
Operating expenses:
Engineering and product development	1,252	1,134	5,161	5,493
Marketing and sales	2,049	2,584	7,740	10,790
General and administrative	1,675	2,713	9,324	10,517
Amortization and depreciation	63	48	249	217
Total operating expenses	5,039	6,479	22,474	27,017
Loss from operations	(716)	(2,577)	(7,689)	(10,198)
Other income/ (expense):
Interest expense	(14)	(2)	(16)	(10)
Interest income	201	124	729	213
Other income (expense), net	(6)		(14)	(39)
Other income (expense), net	181	122	699	164
Loss before provision for income taxes	(535)	(2,455)	(6,990)	(10,034)
Benefit (Provision) for tax expense	(7)	116	(20)	116
Loss from continuing operations	(542)	(2,339)	(7,010)	(9,918)
Income (loss) from discontinued operations	1,904	(756)	2,163	(3,738)
Net loss and comprehensive loss	$1,362	$(3,095)	$(4,847)	$(13,656)
Net loss per share:
Loss from continuing operations, basic and diluted	$(0.02)	$(0.09)	$(0.27)	$(0.39)
Loss from discontinued operations, basic and diluted	$0.07	$(0.03)	$0.08	$(0.15)
Net loss per share, basic and diluted	$0.05	$(0.12)	$(0.19)	$(0.54)
Weighted average number of shares used in computing loss per share:	26,323	25,260	25,613	25,202

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	For the Twelve Months ended
	December 31,
	2023	2022
Cash flow from operating activities:
Net loss	$(4,847)	$(13,656)
Adjustments to reconcile net loss to net cash used for operating activities:
Gain on sale of business	(2,592)	—
Amortization	170	211
Depreciation	239	310
Non-cash lease expense	487	708
Bad debt provision	177	732
Stock-based compensation	1,316	1,686
Deferred tax	20	(116)
Other, net	(1)	9
Changes in operating assets and liabilities:
Accounts receivable	262	(739)
Inventory	1,489	(1,218)
Prepaid and other assets	972	1,152
Accounts payable	(811)	(806)
Accrued and other expenses	(1,554)	(961)
Lease liabilities	(484)	(767)
Deferred revenue	193	665
Total adjustments	(117)	866
Net cash used for operating activities	(4,964)	(12,790)
Cash flow from investing activities:
Proceeds from sale of business, net of transaction costs	4,539	—
Additions to patents, technology and other	—	(10)
Additions to property and equipment	(922)	(524)
Capitalization of internal-use software	(342)	—
Net cash used for investing activities	3,275	(534)
Cash flow from financing activities:
Issuance of common stock for cash, net	1,966	—
Issuance of common stock pursuant to Employee Stock Purchase Plan	—	148
Issuance of common stock pursuant to stock option plans	80	207
Net cash provided by financing activities	2,046	355
(Decrease) increase in cash and cash equivalents	357	(12,969)
Cash and cash equivalents, beginning of period	21,313	34,282
Cash and cash equivalents, end of period	$21,670	$21,313
Supplemental disclosure of cash flow information:
Interest paid	$16	$9
Amendment to right-of-use assets obtained in exchange for operating lease liabilities	$—	$3,011

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures and Definitions

The Company reports its financial results in accordance with United States generally accepted accounting principles, or GAAP. However, management believes that in order to understand the Company’s short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company’s ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company’s ongoing business with prior periods more difficult, obscure trends in ongoing operations or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company’s financial and operational performance and comparing this performance to its peers and competitors.

Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP Net Loss before provisions for interest expense, other income, stock-based compensation expense, depreciation and amortization, tax expense, severance, gain on sale of assets, loss on disposal of assets, acquisition and litigation related expenses. Management considers this non-GAAP financial measure to be an indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

The non-GAAP financial measures do not replace the presentation of the Company’s GAAP financial results and should only be used as a supplement to, not as a substitute for, the Company’s financial results presented in accordance with GAAP. The Company has provided a reconciliation of each non-GAAP financial measure used in its financial reporting and investor presentations to the most directly comparable GAAP financial measure.

Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

•

Interest expense: The Company excludes interest expense which includes interest from the facility agreement, interest on capital leases and interest on the convertible debentures from its non-GAAP Adjusted EBITDA calculation.

•

Stock-based compensation expense: excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, and also because the total amount of expense is partially outside of the Company’s control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred.

•

Amortization and Depreciation: Purchased assets and intangibles are amortized over a period of several years and generally cannot be changed or influenced by management after they are acquired. Accordingly, these non-cash items are not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations. Thus, including such charges does not accurately reflect the performance of the Company’s ongoing operations for the period in which such charges are incurred.

•

Severance and Furlough: The Company has incurred severance and furlough expenses in connection with restructuring and in connection with the separation of its former CEO.  The Company excludes these items from its non-GAAP financial measures when evaluating its continuing business performance as such items can vary significantly and do not reflect expected future operating expenses. In addition, management believes that such items do not have a direct correlation to future business operations.

•

Loss on fair value of convertible debentures. The Company excludes this non-cash item as it is not considered by management in making operating decisions, and management believes that such item does not have a direct correlation to future business operations.

•

Litigation related: These expenses consist primarily of settlement, legal and other professional fees related to litigation. The Company excludes these costs from its non-GAAP measures primarily because the Company believes that these costs have no direct correlation to the core operations of the Company.

•

Loss on extinguishment of debt: The Company excludes this non-cash item as it is not considered by management in making operating decisions, and management believes that such item does not have a direct correlation to future business operations.

On occasion in the future, there may be other items, such as loss on extinguishment of debt, significant asset impairments, restructuring charges or significant gains or losses from contingencies that the Company may exclude if it believes that doing so is consistent with the goal of providing useful information to investors and management.

Definitions

Starting in the third quarter of 2023, the Company began reporting Annual Recurring Revenue (“ARR”) with each quarterly earnings announcement.  The Company’s management believes this is a useful metric for purposes of assessing progress in transitioning to a subscription-based business model.  ARR should be viewed independently of revenue and does not represent our revenue under U.S. GAAP on an annualized basis, as it is an operating metric that can be impacted by contract start dates, end dates, cancellations, and renewal rates. Subscription ARR is not intended to be a replacement for forecasts of revenue.  The following are the variations of ARR the Company intends to present:

1.	Total ARR (T-ARR) represents the annualized value of subscription license, maintenance contracts and active cloud services at the end of a reporting period.
2.	Maintenance Services ARR (M-ARR) represents the annualized value of active perpetual license maintenance service contracts at the end of the reporting period.
3.	Subscription ARR (S-ARR) represents the annualized value of active subscription or term licenses at the end of a reporting period.
4.	Cloud ARR (C-ARR) represents the annualized value of active cloud services contracts at the end of a reporting period.

Non-GAAP Adjusted EBITDA

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted EBITDA”

(Unaudited)

(In thousands except for per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
GAAP Net Loss from continuing operations	$(542)	$(2,339)	$(7,010)	$(9,918)
Interest expense	14	2	16	10
Interest income	(201)	(124)	(729)	(213)
Other expense	6	—	14	39
Stock compensation	202	317	1,316	1,686
Depreciation & amortization	85	75	335	325
Severance and Furlough	—	100	178	100
Tax expense	7	(116)	20	(116)
Non-GAAP Adjusted EBITDA	$(429)	$(2,085)	$(5,860)	$(8,087)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
GAAP Net Loss from continuing operations	$(542)	$(2,339)	$(7,010)	$(9,918)
Adjustments to Net Loss:
Severance and Furlough	—	100	178	100
Non-GAAP Adjusted Net Loss from continuing operations	$(542)	$(2,239)	$(6,832)	$(9,818)
Net Loss per share from continuing operations —basic and diluted
GAAP Loss from continuing operations, basic and diluted	$(0.02)	$(0.09)	$(0.27)	$(0.39)
Adjustments to Net Loss (as detailed above)	—	0.00	0.01	0.00
Non-GAAP Adjusted Loss per share from continuing operations	$(0.02)	$(0.09)	$(0.27)	$(0.39)